                                                                     EXHIBIT 4.5

                             SUBORDINATION AGREEMENT

                  THIS AGREEMENT made as of the 19th day of June, 2003 AMONG Rogers Cable Inc. (the "Company"); Rogers Cablesystems Ontario Limited, Rogers Ottawa Limited/Limitee, Rogers Cablesystems Georgian Bay Limited and Rogers Cable Atlantic Inc. (collectively, the "Restricted Subsidiaries" and, each individually, a "Restricted Subsidiary"); JPMorgan Chase Bank (formerly Chemical
Bank) in its capacity as trustee under the Subordinated Debt Indenture (as defined below) (the "Subordinated Debt Trustee"); and JPMorgan Chase Bank in its capacity as trustee under the 2003 Note Indenture (as defined below) (the "2003 Note Trustee")

                  WITNESSES THAT WHEREAS:

A. The Company (formerly known as Rogers Cablesystems Limited), certain affiliates of the Company that were then Designated Subsidiaries (within the meaning of the Deed of Trust (as defined below)) and the Subordinated Debt Trustee, among others, entered into an indenture (the "Subordinated Debt Indenture"), dated as of November 30, 1995, providing for the issuance of the Company's 11% Senior Subordinated Guaranteed Debentures due 2015 (the "Subordinated Securities"). "Deed of Trust" means the restated deed of trust and mortgage, dated as of January 31, 1995, between Rogers Cablesystems Limited (now the Company) and National Trust Company, as trustee.

B. The Company and the 2003 Note Trustee entered into an indenture (the "2003 Note Indenture"), dated as of the date hereof, providing for the issuance of the Company's 6.25% Senior (Secured) Second Priority Notes due 2013 (the "2003 Notes").

C. Pursuant to section 1207 of the Subordinated Debt Indenture, the Company has furnished an Officers' Certificate (as such term is defined in the Subordinated Debt Indenture) to the Subordinated Debt Trustee
         (i) stating that the 2003 Note Trustee is trustee on behalf of holders of Senior Indebtedness (as such term is defined in the Subordinated Debt Indenture) and (ii) directing the Subordinated Debt Trustee to execute and deliver this Agreement.

                  NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.       SUBORDINATION

                  The Subordinated Debt Trustee, under the authority granted to it in the Subordinated Debt Indenture and as trustee on behalf of the holders of the Subordinated Securities, the Company and each of the Restricted Subsidiaries hereby covenant with the 2003 Note Trustee, in its capacity as trustee on behalf of the holders of the 2003 Notes, that (i) the indebtedness represented by the Subordinated Securities, (ii) the payment of principal of (and premium, if any) and interest on each and all of the Subordinated Securities, (iii) the obligations
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                                     - 2 -


represented by each and all of the Guarantees (as such term is defined in the Subordinated Debt Indenture) delivered from time to time under the Subordinated Debt Indenture and (iv) the payment of the Guaranteed Obligations (as such term is defined in such Guarantees) thereunder are all subordinate and subject in right of payment to the prior payment in full of indebtedness, premium (if any), interest and fees and expenses owing to the holders of the 2003 Notes and the 2003 Note Trustee, as trustee on their behalf, under the 2003 Notes and the 2003
Note Indenture, in the manner, to the same extent and with the same effect as if the terms and provisions of the Subordinated Debt Indenture and such Guarantees were set forth herein.

2.       PAYMENT TO THE COMPANY IN CERTAIN CIRCUMSTANCES

                  In accordance with section 1205 of the Subordinated Debt Indenture, if any holder of the 2003 Notes or the 2003 Note Trustee, as trustee on behalf of the holders of the 2003 Notes, (each, a "Recipient") shall receive any amount under this Agreement and, at the time of receipt, such Recipient is not entitled to such amount under the terms of the 2003 Note Indenture and the 2003 Notes (whether by reason of maturity, acceleration or otherwise), then such Recipient shall turn over such amount to the Company. Any such amount so received by any Recipient which it is required to turn over to the Company pursuant to this section 2 shall, in no circumstances, be considered to be a payment on account of the Senior Indebtedness represented by the 2003 Notes.

3.       BINDING EFFECT AND ENUREMENT

                  This Agreement shall be binding upon the successors of the Company, each of the Restricted Subsidiaries and the Subordinated Debt Trustee, as trustee on behalf of the holders of the Subordinated Securities, and shall enure to the benefit of the successors and permitted assigns of the 2003 Note Trustee, as trustee on behalf of the holders of the 2003 Notes.

4.       NO WAIVER OR AMENDMENT

                  No provision of this Agreement may be waived or amended except by an instrument in writing signed by the party hereto against which the enforcement of any waiver or amendment is sought.

5.       NO PERSONAL LIABILITY

                  Neither the Subordinated Debt Trustee nor the 2003 Note Trustee makes any representation or warranty as to the validity, sufficiency or effect of this Agreement or as to its authority to execute and deliver this Agreement. Neither the Subordinated Debt Trustee nor the 2003 Note Trustee shall have any personal responsibility or liability with respect to the covenant contained in section 1 hereof.

6.       COUNTERPARTS

                  This Agreement may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.
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                                     - 3 -



7.       GOVERNING LAW

                  This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

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                                      - 4 -


                                   ROGERS CABLE INC.

                                   By:    /s/ M. Lorraine Daly
                                          -------------------------------------
                                          Name:      M. Lorraine Daly
                                          Title:     Vice-President, Treasurer

                                   By:    /s/ Alan D. Horn
                                          -------------------------------------
                                          Name:      Alan D. Horn
                                          Title:     Vice-President

                                   ROGERS CABLESYSTEMS ONTARIO LIMITED

                                   By:    /s/ M. Lorraine Daly
                                          -------------------------------------
                                          Name:      M. Lorraine Daly
                                          Title:     Vice-President, Treasurer

                                   By:    /s/ Alan D. Horn
                                          -------------------------------------
                                          Name:      Alan D. Horn
                                          Title:     Vice-President

                                   ROGERS OTTAWA LIMITED/LIMITEE

                                   By:    /s/ M. Lorraine Daly
                                          -------------------------------------
                                          Name:      M. Lorraine Daly
                                          Title:     Vice-President, Treasurer

                                   By:    /s/ Alan D. Horn
                                          -------------------------------------
                                          Name:      Alan D. Horn
                                          Title:     Vice-President
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                                      - 5 -



                                   ROGERS CABLESYSTEMS GEORGIAN BAY LIMITED

                                   By:    /s/ M. Lorraine Daly
                                          -------------------------------------
                                          Name:      M. Lorraine Daly
                                          Title:     Vice-President, Treasurer

                                   By:    /s/ Alan D. Horn
                                          -------------------------------------
                                          Name:      Alan D. Horn
                                          Title:     Vice-President

                                   ROGERS CABLE ATLANTIC INC.

                                   By:    /s/ M. Lorraine Daly
                                          -------------------------------------
                                          Name:      M. Lorraine Daly
                                          Title:     Vice-President, Treasurer

                                   By:    /s/ Alan D. Horn
                                          -------------------------------------
                                          Name:      Alan D. Horn
                                          Title:     Vice-President
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                                      - 6 -


                                   JPMORGAN CHASE BANK, in its capacity as the Subordinated Debt Trustee



                                   By:    /s/ Natalia Moran
                                          -------------------------------------
                                          Name:  Natalia Moran
                                          Title: Vice President



                                   JPMORGAN CHASE BANK, in its capacity as the 2003 Note Trustee



                                   By:    /s/ Natalia Moran
                                          -------------------------------------
                                          Name:  Natalia Moran
                                          Title: Vice President